Exhibit 99.1

iPower Announces Results of 2022 Annual Meeting of Stockholders

DUARTE, CA, February 24, 2022 – iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers, held its Annual Meeting of Stockholders yesterday, February 23, 2022.

All Company proposals were approved by the Company’s stockholders, including: the election of five directors to serve for a term of one year; ratification of the Company’s independent auditors, UHY, LLP; approval of the Company’s executive compensation; and approval of the Company’s stockholder’s ability to determine the frequency of an advisory vote on the Company’s executive compensation.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com